Exhibit 99.1
VYNE Therapeutics Reports Year-End 2022 Financial Results and Provides Business Update

First vitiligo patients being treated with pan-BD BET inhibitor, VYN201, for up to 16 weeks in Phase 1b clinical trial

Anticipate topline Phase 1b data in mid-2023

BRIDGEWATER, N.J., March 9, 2023 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company focused on developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions, today announced financial results for the fourth quarter and year ended December 31, 2022 and provided a business update.

“VYNE is making excellent progress in developing innovative therapies for the potential treatment of immuno-inflammatory conditions using our proprietary InhiBET™ platform,” said David Domzalski, President and Chief Executive Officer of VYNE. “We recently announced positive preliminary safety and tolerability data from the first part of our ongoing Phase 1a/b trial, which showed that topical administration of VYN201 produced no serious adverse events, dose adjustments or abnormal clinical laboratory results across all dose groups. These data enabled us to select three doses of VYN201 for further testing and move into a Phase 1b trial in patients with nonsegmental vitiligo.”

“In addition, patient enrollment for the first dose cohort in the Phase 1b portion of the trial is complete and enrollment for the remaining two dose cohorts is ongoing,” continued Mr. Domzalski. “With only one FDA-approved therapy currently available for this large patient population, vitiligo remains a significant unmet medical need. We believe positive data from the Phase 1b trial could position VYN201 as a potential first-in-class treatment for vitiligo, while also providing the first clinical validation of our InhiBET™ BET inhibitor platform for the treatment of immuno-inflammatory disease. We look forward to providing further updates on our progress throughout the year,” concluded Mr. Domzalski.

Pipeline Update

VYN201 is a locally administered, small molecule, pan-bromodomain and extra-terminal domain ("BET") inhibitor that is being developed for the treatment of nonsegmental vitiligo.
•In February 2023, the Company reported positive preliminary Phase 1a safety data. Based on these preliminary results, the Company has selected three doses for testing in the Phase 1b portion of the trial. VYNE expects to report initial efficacy results from the Phase 1b trial in mid-2023.
•In December 2022, a U.K. patent for the VYN201 compound was issued to the University of Dundee. The patent, exclusively licensed to Tay Therapeutics Ltd. ("Tay") and sublicensed to VYNE, will expire in April 2040.

VYN202 is an oral small molecule BET inhibitor in preclinical development for the treatment of immuno-inflammatory indications. VYN202 is being designed to achieve class-leading selectivity (BD2 vs. BD1), maximum potency versus BD2 and optimal oral bioavailability. By maximizing BD2 selectivity, VYNE believes VYN202 has the potential to be a more conveniently-administered non-biologic treatment option for both acute control and chronic management of immuno-inflammatory indications, where the damaging effects of unrestricted inflammatory signaling activity is common.

•In February 2023, VYNE and its license partner, Tay, extended the exclusive option agreement for VYN202 to April 30, 2023. Following candidate selection, VYNE intends to exercise its option for this molecule and initiate IND-enabling studies. The Company expects to provide an update on this program in the second quarter of 2023.

FMX114 - FMX114 is VYNE’s proprietary investigational combination gel formulation of tofacitinib and fingolimod that is designed to address both the source and cause of inflammation in atopic dermatitis (“AD”). Based on the Phase 2a results and subsequent analysis of a two-week open label extension period, the Company believes that FMX114 may have an improved overall treatment effect on patients with more severe disease at baseline, and that FMX114 may have increased potential to effectively treat patients with more moderate-to-severe AD. The Company is evaluating partnering opportunities for this program and intends to focus its resources on the BET inhibitor development programs.

Select Corporate and Financial Highlights
On February 28, 2023, VYNE announced that it received a notification letter (the “Notification Letter on Compliance”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”), indicating that the Company has regained compliance with the minimum bid price requirement set forth in Rule 5550(a)(2) of the Nasdaq Listing Rules. On February 10, 2023, the Company effected a 1-for-18 reverse stock split, which was approved by the Board of Directors and shareholders.

Financial Performance (in thousands)	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Loss from continuing operations (GAAP)	(7,761)	$(8,372)	$(33,945)	$(44,208)
Adjusted loss from continuing operations (non-GAAP)*	$(6,694)	$(7,084)	$(29,296)	$(37,251)
Net loss (GAAP)	$(9,945)	$(11,570)	$(23,210)	$(73,329)
Adjusted net loss (non-GAAP)*	$(8,878)	$(10,238)	$(18,913)	$(65,249)
*See "Non-GAAP Financial Measures" elsewhere in this earnings release.
Liquidity and Capital Resources
As of December 31, 2022, VYNE had cash and cash equivalents, and restricted cash of $31.0 million. VYNE received a $5.0 million payment in January 2023 from Journey Medical Corporation in connection with the sale of the MST Franchise.

VYNE currently anticipates that its cash and cash equivalents, and restricted cash as of December 31, 2022 will be sufficient to fund its operations into the fourth quarter of 2023, without giving effect to any potential business development transactions or financing activities, including any sales under our equity line of credit with Lincoln Park or the Company's at-the-market offering program. See Note 1 to VYNE's audited consolidated financial statements included in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2022 for additional discussion on liquidity and capital resources.
Financial Results for the Year Ended December 31, 2022
Due to the sale of the MST Franchise during the first quarter of 2022, the Company has classified the results of the MST Franchise as discontinued operations in its consolidated statements of operations for all periods presented. See Note 3 to VYNE's consolidated financial statements included in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2022 for additional discussion on discontinued operations.

Revenues. Revenues for the year ended December 31, 2022 were $0.5 million, compared to $0.9 million for the comparable period in 2021. Revenues were comprised of royalty revenue for both periods.

Research and development expenses. VYNE's research and development expenses for the year ended December 31, 2022 were $18.4 million, as compared to $19.5 million for 2021. The decrease was primarily associated with lower employee-related costs and lower expenses for FMX114 following the conclusion of the FMX114 Phase 1b/2a trial, partially offset by increased spending on the Company's VYN201 and VYN202 programs.
Selling, general and administrative expenses. VYNE's selling, general and administrative expenses for the year ended December 31, 2022 were $16.4 million, compared to $20.3 million for 2021. The decrease is primarily due to lower employee and corporate related costs following the divestiture of the MST Franchise.
Net loss. Net loss and net loss per share for the year ended December 31, 2022 was $23.2 million and $7.28 per share, compared to $73.3 million and $25.64 per share for 2021.
About VYN201 and Vitiligo
VYN201 is a locally-administered pan-bromodomain BET inhibitor, designed as a “soft” drug to address diseases involving multiple, diverse inflammatory cell signaling pathways while providing low systemic exposure. To date, VYN201 has produced consistent reductions in pro-inflammatory and disease-related biomarkers, improvements in disease severity and a demonstrated local activity through several preclinical models. The Company believes that these data suggest potential broad utility for VYN201 across multiple routes of administration.

Vitiligo is a chronic autoimmune depigmenting disorder of the skin, characterized by the loss of pigment producing cells known as melanocytes. Vitiligo is the most common depigmenting skin condition, with a prevalence estimated at 0.5-2% of the world population.1 There is currently only one FDA-approved product for the treatment of vitiligo.

1. Rosmarin et al, Lancet (2020);396:110-120 Bergqvist. Dermatol. 2020;236:571-592
About BET Inhibitors
BET proteins play a key role in regulating gene transcription via epigenetic interactions (“reading”), and recent research has determined a key role for these BET proteins in regulating B cell and T cell activation and subsequent inflammatory processes. As epigenetic readers, BET proteins regulate the recruitment of transcriptional factors that are key to the production of several pro-inflammatory cytokines. BET inhibitors have the potential to treat a range of immuno-inflammatory and fibrotic diseases by blocking pro-inflammatory cytokine transcription, with additional potential in myeloproliferative neoplastic disorders.

About VYNE Therapeutics Inc.
VYNE’s mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies for the treatment of immuno-inflammatory conditions. The Company’s unique and proprietary bromodomain & extra-terminal (BET) domain platform includes lead programs, VYN201 (pan-BETi) and VYN202 (selective-BETi), and access to a library of small molecule BET inhibitors for the potential treatment of immuno-inflammatory conditions licensed from Tay Therapeutics Limited.

For more information about VYNE Therapeutics Inc. or its product candidates, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:
John Fraunces
LifeSci Advisors, LLC
917-355-2395
jfraunces@lifesciadvisors.com

Tyler Zeronda
VYNE Therapeutics Inc.
908-458-9106
Tyler.Zeronda@VYNEtx.com

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the receipt of topline results in VYNE’s Phase 1 trial of VYN201, VYNE's intentions with respect to VYN202, VYNE’s BET inhibitor platform, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include: VYNE’s ability to successfully develop its product candidates; the timing of commencement of future non-clinical studies and clinical trials; VYNE’s ability to enroll patients and successfully progress, complete, and receive favorable results in, clinical trials for its product candidates; VYNE’s ability to exercise its exclusive option with respect to an oral BET inhibitor candidate pursuant to the terms of the option agreement with Tay Therapeutics Limited; VYNE’s intentions and its ability to obtain additional funding, either through equity or debt financing transactions or collaboration arrangements; disruptions related to COVID-19 or another pandemic, epidemic or outbreak of a contagious disease, on the ability of VYNE’s suppliers to manufacture and provide materials for VYNE’s product candidates, initiating and retaining patients in clinical trials, operating results, liquidity and financial condition; the regulatory approval process for VYNE’s product candidates, including any delay or failure in obtaining requisite approvals; the potential market size of treatments for any diseases and market adoption of products, if approved or cleared for commercial use, by physicians and patients; developments and projections relating to competitors and the pharmaceuticals industry, including competing drugs and therapies; the timing or likelihood of regulatory filings and approvals or clearances for product candidates; VYNE’s ability to comply with various regulations applicable to its business, including Nasdaq continued listing rules; VYNE’s ability to create intellectual property and the scope of protection it is able to establish and maintain for intellectual property rights covering its product candidates, including the projected terms of patent protection; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; the timing, costs or results of litigation, including litigation to protect its intellectual property; VYNE’s ability to successfully challenge intellectual property claimed by others; estimates of VYNE’s expenses, capital requirements, its needs for additional financing and its ability to obtain additional capital on acceptable terms or at all; VYNE’s ability to attract and retain key scientific or management personnel; VYNE’s defense of any litigation that may be initiated against it; VYNE’s expectations regarding licensing, business transactions and strategic operations; VYNE’s future financial performance and liquidity; and volatility in VYNE’s stock price may result in rapid and substantial increases or decreases in the stock price that may or may not be related to the company’s operating performance or prospects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2022, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

VYNE THERAPEUTICS INC.
CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share data)
(Unaudited)

	December 31,
	2022	2021
Assets
Current Assets:
Cash and cash equivalents	$30,908	$42,250
Restricted cash	67	605
Trade receivables, net of allowances	173	7,583
Amount due from sale of MST Franchise	5,000	—
Prepaid and other expenses	2,127	4,565
Operating lease right of use assets	—	338
Discontinued operations - current assets	—	7,845
Total Current Assets	38,275	63,186
Property and equipment, net	—	354
Non-current prepaid expenses and other assets	2,483	3,506
Total Assets	$40,758	$67,046

Liabilities, Mezzanine Equity and Shareholders’ Equity
Current Liabilities:
Trade payables	$2,386	$6,510
Accrued expenses	4,381	8,593
Employee-related obligations	2,372	2,752
Liability for employee severance benefits	206	206
Operating lease liabilities	—	349
Total Liabilities	9,345	18,410

Commitments and Contingencies

Mezzanine Equity:
Convertible Preferred Stock: $0.0001 par value; 20,000,000 and 0 shares authorized at December 31, 2022 and December 31, 2021, respectively; Series A Preferred Stock: 3,000 and 0 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	211	—

Shareholders' Equity:
Common stock: $0.0001 par value; 150,000,000 shares and 150,000,000 shares authorized at December 31, 2022 and December 31, 2021, respectively; 3,229,704 and 2,976,541 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	—	5
Additional paid-in capital	693,937	688,156
Accumulated deficit	(662,735)	(639,525)
Total Shareholders' Equity	31,202	48,636
Total Liabilities, Mezzanine Equity and Shareholders’ Equity	$40,758	$67,046

VYNE THERAPEUTICS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenues
Royalty revenues	$6	$273	$477	$931
Total Revenues	6	273	477	931

Operating expenses:
Research and development	4,279	4,324	18,385	19,543
Selling, general and administrative	3,711	4,795	16,387	20,299
Total Operating Expenses	7,990	9,119	34,772	39,842
Operating Loss	(7,984)	(8,846)	(34,295)	(38,911)
Interest expense	—	—	—	(5,610)
Other income (expense), net	236	26	363	(135)
Loss from continuing operations before income taxes	(7,748)	(8,820)	(33,932)	(44,656)
Income tax expense (benefit)	13	(448)	13	(448)
Loss from continuing operations	(7,761)	$(8,372)	(33,945)	(44,208)
Income (loss) from discontinued operations, net of income taxes	(2,184)	(3,198)	10,735	(29,121)
Net Loss	$(9,945)	$(11,570)	$(23,210)	$(73,329)

Loss per share from continuing operations, basic and diluted	$(2.60)	$(2.82)	$(10.65)	$(15.46)
Income (loss) per share from discontinued operations, basic and diluted	$(0.73)	$(1.07)	$3.37	$(10.18)
Loss per share basic and diluted	$(3.33)	$(3.89)	$(7.28)	$(25.64)

Weighted average shares outstanding, basic and diluted	2,985	2,974	3,186	2,859
Non-GAAP Financial Measures
In evaluating the operating performance of its business, VYNE’s management considers adjusted net loss, adjusted net loss per share, adjusted loss from continuing operations, adjusted total operating expenses (including adjusted research and development expense and adjusted selling, general and administrative expense), adjusted operating loss and adjusted loss per share from continuing operations. These non-GAAP financial measures exclude stock-based compensation charges that are required by GAAP. The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business by excluding the effect of certain non-cash expenses and items that VYNE believes may not be indicative of its operating performance, because they are either unusual and VYNE does not expect them to recur in the ordinary course of its business, or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP financial measures should not be considered superior to, but rather in addition to, other financial measures prepared by the Company in accordance with GAAP, including the period-to-period results. The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies, and the Company does not recommend the sole use of these non-GAAP measures to assess its financial and earnings performance. For reasons noted above, the Company is presenting certain non-GAAP financial measures for the three months and the years ended December 31, 2022 and 2021. The following tables reconcile non-GAAP financial measures presented in this press release.

The following tables provides detailed reconciliations of various other statement of operations data between GAAP and non-GAAP amounts for the three months and years ended December 31, 2022 and 2021 (in thousands, except per share data):
Reconciliation of net loss to adjusted net loss and net loss per share to adjusted net loss per share:

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Net loss (GAAP)	$(9,945)	$(11,570)	$(23,210)	$(73,329)
Add-back: stock-based compensation expense	1,067	1,332	4,297	8,080
Adjusted net loss (non-GAAP)	$(8,878)	$(10,238)	$(18,913)	$(65,249)

Net loss per share, basic and diluted (GAAP)	$(3.33)	$(3.89)	$(7.28)	$(25.64)
Add-back: stock-based compensation expense	0.36	0.45	1.35	2.83
Adjusted net loss per share, basic and diluted (non-GAAP)	$(2.97)	$(3.44)	$(5.93)	$(22.81)
Weighted average number of shares outstanding, basic and diluted	2,985	2,974	3,186	2,859

Reconciliation of loss from continuing operations to adjusted loss from continuing operations; research and development expense to adjusted research and development expense; selling, general and administrative expense to adjusted selling, general and administrative expense; total operating expense to adjusted total operating expense; operating loss to adjusted operating loss; and loss per share from continuing operations to adjusted loss per share from continuing operations:

	Three months ended December 31,		Year ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Loss from continuing operations (GAAP)	$(7,761)	$(8,372)	$(33,945)	$(44,208)
Add-back: stock-based compensation expense	1,067	1,288	4,649	6,957
Adjusted loss from continuing operations (non-GAAP)	$(6,694)	$(7,084)	$(29,296)	$(37,251)

Research and development expense (GAAP)	$4,279	$4,324	$18,385	$19,543
Less: stock-based compensation expense	(253)	(379)	(1,230)	(1,714)
Adjusted research and development expense (non-GAAP)	$4,026	$3,945	$17,155	$17,829

Selling, general and administrative expense (GAAP)	$3,711	$4,795	$16,387	$20,299
Less: stock-based compensation expense	(814)	(909)	(3,419)	(5,243)
Adjusted selling, general and administrative expense (non-GAAP)	$2,897	$3,886	$12,968	$15,056

Total operating expenses (GAAP)	$7,990	$9,119	$34,772	$39,842
Less: stock-based compensation expense	(1,067)	(1,288)	(4,649)	(6,957)
Adjusted total operating expenses (non-GAAP)	$6,923	$7,831	$30,123	$32,885

Operating loss (GAAP)	$(7,984)	$(8,846)	$(34,295)	$(38,911)
Add back: stock-based compensation expense	1,067	1,288	4,649	6,957
Adjusted operating loss (non-GAAP)	$(6,917)	$(7,558)	$(29,646)	$(31,954)

Loss per share from continuing operations, basic and diluted (GAAP)	$(2.60)	$(2.82)	$(10.65)	$(15.46)
Add back: stock-based compensation expense	0.36	0.43	1.46	2.43
Adjusted loss per share from continuing operations, basic and diluted (non-GAAP)	$(2.24)	$(2.39)	$(9.19)	$(13.03)
Weighted average number of shares outstanding - basic and diluted	2,985	2,974	3,186	2,859